UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 23, 2009
Citizens Republic Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Michigan
(State or Other Jurisdiction of Incorporation)

001-33063	38-2378932

(Commission File Number)	(IRS Employer Identification No.)

328 South Saginaw Street, Flint, Michigan	48502

(Address of Principal Executive Offices)	(Zip Code)
(810) 766-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

EXPLANATORY NOTE
As disclosed in the Form 8-K dated August 18, 2009 and filed by Citizens Republic Bancorp, Inc. on August 19, 2009, the appointment of Martin E. Grunst occurred on August 18, 2009. The Form 8-K dated July 29, 2009 disclosing that the appointment occurred on July 23, 2009 was filed by our filing agent in error and should be disregarded. The corrected language is set forth below. Also, as disclosed in the Form 8-K filed on October 8, 2009, Mr. Grunst, senior vice president, treasurer and principal accounting officer tendered his resignation effective October 16, 2009 and Joseph C. Czopek was named to replace him as principal accounting officer effective October 16, 2009.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On August 18, 2009, the Board of Director’s of Citizens Republic Bancorp, Inc. (the “Company”) appointed Martin E. Grunst, age 42, as Principal Accounting Officer. Mr. Grunst joined the Company in 2003 as Senior Vice President and Treasurer and continues in that role in addition to his new appointment. Prior to joining the Company, Mr. Grunst worked at Bank One Corporation from 1992 to 2003 in various finance and treasury related roles.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS REPUBLIC BANCORP, INC.
By:	/s/ Thomas W. Gallagher
Thomas W. Gallagher
Its: General Counsel and Secretary

Date: October 26, 2009